UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 28, 2008
Washington Mutual, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Washington
(State or Other Jurisdiction of Incorporation)

1-14667	91-1653725
(Commission File Number)	(IRS Employer Identification No.)

1301 Second Avenue, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)
(206) 461-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On October 28, 2008, Washington Mutual, Inc. (the “Company”) received a Nasdaq Staff Determination letter notifying the Company that, in accordance with Marketplace Rules 4300, 4340(b), 4450(f) and IM-4300, the Staff of The NASDAQ Stock Market LLC (the “Staff”) has determined that the Company’s Litigation Tracking Warrants (the “LTWs”) (Nasdaq symbol: DIMEZ) will be delisted from The Nasdaq Stock Market. In its letter, the Staff stated that unless the Company requests an appeal of this determination by November 4, 2008, trading of the LTWs will be suspended at the opening of business on November 6, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Staff stated in its letter that its determination is based on Company’s Chapter 11 bankruptcy filing and associated public interest concerns raised by it and concerns about the value of the Company’s common stock underlying the LTWs. The LTWs were originally distributed by Dime Bancorp, Inc. and, upon a triggering event, become exercisable for the Company’s common stock. The Company does not intend to take any action to appeal the Staff’s determination.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL, INC. (Registrant)
Date: October 29, 2008	By:	/s/ Stewart M. Landefeld
Stewart M. Landefeld
Executive Vice President and Secretary